Redfin Reports Fourth Quarter and Full Year 2020 Financial Results

SEATTLE - February 24, 2021 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the fourth quarter and full year ended December 31, 2020. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation, depreciation and amortization, and expenses related to actions taken in response to COVID-19.

Fourth Quarter 2020
Revenue increased 5% year-over-year to $244.5 million during the fourth quarter. Gross profit was $80.1 million, an increase of 102% from $39.6 million in the fourth quarter of 2019. Real estate services gross profit was $80.8 million, an increase of 93% from $42.0 million in the fourth quarter of 2019. Real estate services gross margin was 41%, compared to 32% in the fourth quarter of 2019. Operating expenses were $54.5 million, an increase of 17% from $46.4 million in the fourth quarter of 2019. Operating expenses were 22% of revenue, up from 20% in the fourth quarter of 2019.

Net income was $14.0 million, compared to a net loss of $7.8 million in the fourth quarter of 2019. The dividend on our convertible preferred stock was $1.6 million. Net income attributable to common stock was $12.2 million. Stock-based compensation was $11.2 million, up from $8.0 million in the fourth quarter of 2019. Depreciation and amortization was $4.0 million, up from $2.9 million in the fourth quarter of 2019. Total interest and other expenses was $11.6 million, which included a $4.6 million loss on the extinguishment of debt and $6.8 million in non-cash interest expense which was primarily related to our convertible senior notes, compared to $1.0 million in the fourth quarter of 2019.

Net income per share attributable to common stock, diluted, was $0.11, compared to a net loss per share, diluted, of $0.08 in the fourth quarter of 2019.

Full Year 2020
Revenue increased 14% year-over-year to $886.1 million in 2020. Gross profit was $232.1 million, an increase of 61% from $144.1 million in 2019. Real estate services gross profit was $234.1 million, an increase of 56% from $150.4 million in 2019. Real estate services gross margin was 36%, compared to 29% in 2019. Operating expenses were $231.3 million, an increase of 4% from $223.3 million in 2019. Operating expenses were 26% of revenue, down from 29% in 2019.

Net loss was $18.5 million, compared to a net loss of $80.8 million in 2019. The dividend on our convertible preferred stock was $4.5 million. Net loss attributable to common stock was $23.0 million. Stock-based compensation was $37.0 million, up from $27.8 million in 2019. Depreciation and amortization was $14.6 million, up from $9.2 million in 2019. Total interest and other expenses was $19.3 million, which included a $4.6 million loss on the extinguishment of our 2023 convertible senior notes and $12.0 million in non-cash interest expense which was primarily related to our convertible senior notes, compared to $1.6 million in 2019.

Net loss per share attributable to common stock, diluted, was $0.23, compared to a net loss per share, diluted, of $0.88 in 2019.

“Revenues in our core business of brokering home sales increased 51% in the fourth quarter, with gross margins again exceeding 40%,” said Redfin CEO Glenn Kelman. “Our mortgage business had even stronger results, with 210% revenue growth. We were the fastest-growing major real estate website, as home-buyers moving to a new part of the country have increasingly turned to the Internet to find a real estate agent. Since more than half of all homes now sell in a bidding war, our on-demand home-touring has become a crucial competitive advantage for our customers, who want to see a listing either in-person or virtually before other buyers even know it’s for sale.”

Fourth Quarter Highlights
•Reached market share of 1.04% of U.S. existing home sales by value in the fourth quarter of 2020, an increase of .10 percentage points from the fourth quarter of 2019.(1)
•Saved homebuyers and sellers over $54 million in the fourth quarter and over $185 million in 2020. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission typically charged by traditional agents.
•Redfin’s mobile apps and website reached a record of 44 million average monthly users in the fourth quarter. For the year, Redfin reached a record of more than 42 million average monthly users, an increase of 28% compared to 2019.
•Continued expansion of RedfinNow by launching in Sacramento, San Francisco and Seattle in the fourth quarter of 2020.
•Conducted over 21,000 video tours in the fourth quarter. Since the start of the pandemic in March, Redfin has seen a 137-fold increase in monthly requests for video tours and a nearly 7-fold increase in monthly views of 3D walkthroughs on Redfin.com.
•Upgraded its software for customers, agents, partners, home services and mortgage teams, including:
◦Adding flood risk data to home listing pages to give customers more information about individual properties and their risk factors.
◦Adding Direct Access touring information to the Owner Dashboard, giving sellers and agents the ability to track self-tours and see buyers’ feedback about the home.
◦Improving the functionality, speed and stability of Redfin Builder Tools and Redfin Lender Tools, software used by Redfin’s home services and mortgage organizations.
◦Rolling out a new communication platform for Redfin partner agents to help them easily connect with customers, driving faster response times and better customer experiences.
•Launched Redfin Rise, an employee-funded initiative to support charitable organizations that are building paths to homeownership for working-class families.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of February 24, 2021, and are subject to substantial uncertainty.

For the first quarter of 2021 we expect:
•Total revenue between $249 million and $255 million, representing a year-over-year growth between 30% and 34% compared to the first quarter of 2020. Properties segment revenue between $77 million to $80 million is included in the guidance provided.
•Net loss is expected to be between $39 million and $36 million, compared to net loss of $60 million in the first quarter of 2020. This guidance includes approximately $13.0 million of expected stock-based compensation, $4.5 million of expected depreciation and amortization, and $1.2 million of expected interest expense associated with our convertible senior notes and other credit obligations. In addition, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2020, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin is a technology-powered residential real estate company, redefining real estate in the consumer's favor in a commission-driven industry. We do this by integrating every step of the home buying and selling process and pairing our own agents with our own technology, creating a service that is faster, better and costs less. We offer brokerage, iBuying, mortgage, and title services, and we also run the country's #1 real estate brokerage search site, offering a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 95 markets in the United States and Canada. Since our launch in 2006, we have saved our customers nearly $1 billion and we've helped them buy or sell more than 310,000 homes worth more than $152 billion.

Redfin may post updates about COVID-19's impact on the U.S. residential real estate industry or its business on its company blog at www.redfin.com/blog/real-estate-news/. We encourage investors and others interested in our company to review and subscribe to the information we post on our company blog, as some of the information may be material.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8132
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Service	$204,452	$134,128	$674,345	$539,288
Product	40,065	99,063	211,748	240,508
Total revenue	244,517	233,191	886,093	779,796
Cost of revenue(1)
Service	122,642	93,183	437,484	390,504
Product	41,755	100,382	216,499	245,189
Total cost of revenue	164,397	193,565	653,983	635,693
Gross profit	80,120	39,626	232,110	144,103
Operating expenses
Technology and development(1)	23,610	19,345	84,297	69,765
Marketing(1)	7,270	8,099	54,881	76,710
General and administrative(1)(2)	23,601	18,992	92,140	76,874
Total operating expenses	54,481	46,436	231,318	223,349
Income (loss) from operations	25,639	(6,810)	792	(79,246)
Interest income	215	1,341	2,074	7,146
Interest expense	(11,864)	(2,365)	(19,495)	(8,928)
Other income (expense), net	45	51	(1,898)	223
Net income (loss)	$14,035	$(7,783)	$(18,527)	$(80,805)
Dividend on convertible preferred stock	(1,640)	—	(4,454)	—
Undistributed earnings attributable to participating securities	(242)	—	—	—
Net income (loss) attributable to common stock—basic and diluted	$12,153	$(7,783)	$(22,981)	$(80,805)
Net income (loss) per share attributable to common stock—basic	$0.12	$(0.08)	$(0.23)	$(0.88)
Weighted average shares of common stock—basic	102,176,459	92,486,944	98,574,529	91,583,533
Net income (loss) per share attributable to common stock—diluted	0.11	(0.08)	(0.23)	(0.88)
Weighted average shares of common stock—diluted	109,461,342	92,486,944	98,574,529	91,583,533

Other comprehensive income (loss)
Net income (loss)	$14,035	$(7,783)	$(18,527)	$(80,805)
Foreign currency translation adjustments	13	5	(3)	33
Unrealized gain (loss) on available-for-sale securities	(110)	11	172	9
Total comprehensive income (loss)	$13,938	$(7,767)	$(18,358)	$(80,763)

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$2,863	$1,689	$8,844	$6,087
Technology and development	4,828	3,701	16,564	12,362
Marketing	439	393	1,569	1,418
General and administrative	3,079	2,239	9,996	7,947
Total	$11,209	$8,022	$36,973	$27,814

(2) Includes direct and incremental costs related to COVID-19 of $18 and $7,864, which are partially offset by $0 and $1,348 in employee retention credits allowed under the CARES Act, for the three and twelve months ended December 31, 2020, respectively.

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$925,276	$234,679
Restricted cash	20,544	12,769
Short-term investments	131,561	70,029
Accounts receivable, net of allowances for credit losses of $160 and $165	54,719	19,223
Inventory	49,158	74,590
Loans held for sale	42,539	21,985
Prepaid expenses	12,131	14,822
Other current assets	4,898	3,496
Total current assets	1,240,826	451,593
Property and equipment, net	43,988	39,577
Right-of-use assets, net	44,149	52,004
Long-term investments	11,922	30,978
Goodwill and intangibles, net	11,016	11,504
Other assets, noncurrent	8,619	10,557
Total assets	$1,360,520	$596,213
Liabilities, mezzanine equity and stockholders' equity
Current liabilities
Accounts payable	$5,644	$2,122
Accrued liabilities	69,460	38,022
Other payables	13,184	7,884
Warehouse credit facilities	39,029	21,302
Secured revolving credit facility	23,949	4,444
Convertible senior notes, net	22,482	—
Lease liabilities	11,973	11,408
Total current liabilities	185,721	85,182
Lease liabilities and deposits, noncurrent	49,339	59,869
Convertible senior notes, net, noncurrent	488,268	119,716
Payroll tax liabilities, noncurrent	6,812	—
Total liabilities	730,140	264,767
Commitments and contingencies (Note 7)
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 and 0 shares issued and outstanding, respectively	39,823	—
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 103,000,594 and 93,001,597 shares issued and outstanding, respectively	103	93
Additional paid-in capital	860,556	583,097
Accumulated other comprehensive income	211	42
Accumulated deficit	(270,313)	(251,786)
Total stockholders’ equity	590,557	331,446
Total liabilities, mezzanine equity and stockholders’ equity	$1,360,520	$596,213

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2020	2019
Operating Activities
Net loss	$(18,527)	$(80,805)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,564	9,230
Stock-based compensation	36,973	27,814
Amortization of debt discount and issuance costs	12,038	6,385
Non-cash lease expense	9,204	6,940
Impairment costs	2,063	—
Loss on repurchases and conversions of convertible senior notes	4,634	—
Net gain on IRLCs, forward sales commitments and loans held for sale	(1,921)	(493)
Other	(349)	(663)
Change in assets and liabilities:
Accounts receivable, net	(35,496)	(3,861)
Inventory	25,432	(51,896)
Prepaid expenses and other assets	2,333	(3,293)
Accounts payable	2,086	(394)
Accrued liabilities, other payables, and payroll tax liabilities, noncurrent	39,092	7,422
Lease liabilities	(11,312)	(7,209)
Deferred rent	—	1
Origination of loans held for sale	(677,310)	(395,354)
Proceeds from sale of loans originated as held for sale	657,763	378,566
Net cash provided by (used in) operating activities	61,267	(107,610)
Investing activities
Purchases of property and equipment	(14,686)	(15,533)
Purchases of investments	(198,172)	(136,265)
Sales of investments	7,887	11,486
Maturities of investments	147,852	24,400
Net cash used in investing activities	(57,119)	(115,912)
Financing activities
Proceeds from the issuance of convertible preferred stock, net of issuance costs	39,801	—
Proceeds from the issuance of common stock, net of issuance costs	69,701	—
Proceeds from the issuance of common stock pursuant to employee equity plans	21,072	16,107
Tax payments related to net share settlements on restricted stock units	(16,852)	(5,126)
Borrowings from warehouse credit facilities	662,278	388,586
Repayments to warehouse credit facilities	(644,551)	(372,017)
Borrowings from secured revolving credit facility	89,619	4,444
Repayments to secured revolving credit facility	(70,115)	—
Cash paid for secured revolving credit facility issuance costs	(4)	(922)
Proceeds from issuance of convertible senior notes, net of issuance costs	647,486	—
Payments for repurchases and conversions of convertible senior notes	(108,061)	—
Principal payments under finance lease obligations	(221)	(72)
Proceeds from follow on offering	—	—
Other payables - deposits held in escrow	4,074	883
Net cash provided by financing activities	$694,227	$31,883
Effect of exchange rate changes on cash and cash equivalents	(3)	32
Net change in cash, cash equivalents, and restricted cash	698,372	(191,607)
Cash, cash equivalents, and restricted cash:
Beginning of period	247,448	439,055
End of period	$945,820	$247,448

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Dec. 31 2020	Sep. 30 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Monthly average visitors (in thousands)	44,135	49,258	42,537	35,519	30,595	35,633	36,557	31,107	25,212
Real estate services transactions
Brokerage	16,951	18,980	13,828	10,751	13,122	16,098	15,580	8,435	9,822
Partner	4,940	5,180	2,691	2,479	2,958	3,499	3,357	2,125	2,749
Total	21,891	24,160	16,519	13,230	16,080	19,597	18,937	10,560	12,571
Real estate services revenue per transaction
Brokerage	$10,751	$10,241	$9,296	$9,520	$9,425	$9,075	$9,332	$9,640	$9,569
Partner	3,123	2,988	2,417	2,535	2,369	2,295	2,218	2,153	2,232
Aggregate	9,030	8,686	8,175	8,211	8,127	7,865	8,071	8,134	7,964

Aggregate home value of real estate services transactions (in millions)	$11,478	$12,207	$7,576	$6,098	$7,588	$9,157	$8,986	$4,800	$5,825
U.S. market share by value	1.04%	1.04%	0.93%	0.93%	0.94%	0.96%	0.94%	0.83%	0.81%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	63%	63%	63%	61%	62%	63%	64%	64%	66%
Average number of lead agents	1,981	1,820	1,399	1,826	1,526	1,579	1,603	1,503	1,419
Properties transactions	83	37	162	171	212	168	80	43	47
Properties revenue per transaction	474,690	513,648	445,578	462,563	467,276	477,167	498,847	497,044	459,663

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Real estate services revenue
Brokerage revenue	$182,244	$123,671	$607,513	496,480
Partner revenue	15,426	7,008	43,695	27,060
Total real estate services revenue	197,670	130,679	651,208	523,540
Properties revenue	39,399	99,063	209,686	240,507
Other revenue	8,213	4,143	28,212	17,634
Intercompany eliminations	(765)	(693)	(3,013)	(1,885)
Total revenue	$244,517	$233,192	$886,093	$779,796

Cost of revenue
Real estate services	$116,835	$88,703	$417,140	$373,150
Properties	41,275	100,382	214,382	245,189
Other	7,052	5,174	25,474	19,239
Intercompany eliminations	(765)	(693)	(3,013)	(1,885)
Total cost of revenue	$164,397	$193,566	$653,983	$635,693

Gross profit by segment
Real estate services	$80,835	$41,976	$234,068	$150,390
Properties	(1,876)	(1,319)	(4,696)	(4,682)
Other	1,161	(1,031)	2,738	(1,605)
Total gross profit	$80,120	$39,626	$232,110	$144,103

Gross margin (percentage of revenue)
Real estate services	40.9%	32.1%	35.9%	28.7%
Properties	(4.8)	(1.3)	(2.2)	(1.9)
Other	14.1	(24.9)	9.7	(9.1)
Total gross margin	32.8	17.0	26.2	18.5